As filed with the Securities and Exchange Commission
                                                               on April 28, 1995

                                                      Registration No. 33-
                                                                          ------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                      ------------------------------------

                                 MICROAGE, INC.
               (Exact name of Registrant as specified in charter)

             Delaware                               86-0321346
  (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)               Identification No.)

                    2400 South MicroAge Way, Tempe, AZ 85282
               (Address of Principal Executive Office) (Zip Code)
                      ------------------------------------

                MICROAGE, INC. 1995 ASSOCIATE STOCK PURCHASE PLAN
                              (Full title of plan)
                      ------------------------------------

Jeffrey A. H. Frankel                                Copy To:
Vice President-Legal                                 Matthew P. Feeney
MICROAGE, INC.                                       SNELL & WILMER
2400 South MicroAge Way                              One Arizona Center
Tempe, Arizona  85282                                Phoenix, Arizona 85004-0001
(Name and address of agent for service)

(602) 804-2000
(Telephone number, including area code, of agent for service)

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                    CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
                                                          Proposed                  Proposed
     Title of                                              Maximum                   Maximum
   Securities                    Amount                   Offering                  Aggregate                   Amount of
       to be                      to be                   Price Per                 Offering                 Registration
   Registered                  Registered                  Share*                    Price*                       Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock,                     500,000                  $ 9.45                   $4,725,000                  $ 1,629.18
$0.01 par value                   shares
- ------------------------------------------------------------------------------------------------------------------------------------

* Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee using the average of the high and low price of the Registrant's Common Stock reported on the Nasdaq National Market on
    April 27, 1995.


================================================================================

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The following documents have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and are incorporated herein by reference:

                  1. Annual Report on Form 10-K for the fiscal year ended October 30, 1994.

                  2. Quarterly Report on Form 10-Q for the fiscal quarter ended January 29, 1995.

                  3. The description of the Company's Common Stock included in Registration Statements on Form 8-A dated June 12, 1987 (as amended on August 5, 1993, March 28, 1994, and December 30, 1994), February 24, 1989
                           (as amended on March 28, 1994 and December 30, 1994) and December 30, 1994.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Officers and Directors

                  Reference is made to Section 145 of the Delaware General Corporation Law (the "Delaware GCL"), as amended from time to time ("Section 145"), which provides for indemnification of directors and officers of a corporation in certain circumstances. Under Article IX of the registrant's Restated Certificate of Incorporation, as amended, the registrant shall, to the full extent permitted by Section 145, indemnify all persons whom it may indemnify pursuant thereto. Additionally, Article IX provides, among other matters, that the right to indemnification is a contract right, that the registrant is expressly authorized to procure insurance, that advancement of expenses by the registrant is mandatory (except as limited by law), and for certain procedural mechanisms for the benefit of indemnified parties.

                  Article VII of the By-Laws of the registrant provides for indemnification of directors and officers of the registrant. The provisions of
Article VII, among other matters, require the registrant to indemnify certain persons to the fullest extent authorized by the Delaware GCL, as the same may now exist or may hereafter be amended (but, in the case of any such amendment only to the extent that such amendment permits the registrant to provide broader indemnification rights than such law permitted the registrant to provide prior to such amendment). Article VII provides that the right to indemnification is a contract right and makes advances of expenses incurred in defending a proceeding mandatory, provided that if required by the Delaware GCL, the person seeking such advances furnishes an undertaking to the registrant to repay all amounts so entitled to be indemnified. Article VII also expressly provides that any person claiming indemnification may sue the registrant for payment of amounts due, that the registrant in such case will have the burden of proving that the claimant has not met the standards of conduct which make it permissible to indemnify the person for the amount claimed under the Delaware GCL (except in the case of a claim for advancement of expenses, where the required undertaking, if any, has been tendered, in which case it shall not be a defense that the person has not met the applicable standards of conduct) and that neither the failure by the registrant to have made a determination that indemnification is proper, nor an actual determination by the registrant that the claimant has not met the applicable standard of conduct, is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

                  The registrant currently maintains directors' and officers' liability insurance to supplement the protection provided in the registrant's Restated Certificate of Incorporation, as amended, and its By-Laws. Such insurance is renewable annually and is subject to standard terms and conditions, including exclusions from coverage.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  Exhibit No.               Description
                  -----------               -----------

                      5                Opinion of Snell & Wilmer.

                      23.1             Consent of Price Waterhouse.

                      23.2 Consent of Snell & Wilmer (included in the opinion filed as Exhibit 5).

                      24 Power of Attorney (included in signature pages).

                      99.1             First Amendment To The MicroAge, Inc.
                                       1995 Associate Stock Purchase Plan

                  In addition to those exhibits shown above, the Company hereby incorporates by reference the following exhibits:

Exhibit                                      Originally Filed
  No.       Description                         as Exhibit:
- ------      -----------                      -----------------

 4.1        Restated Certificate of          3.1 to the Company's Quarterly
            Incorporation of the             Form 10-Q for fiscal quarter
            Company                          ended May 1, 1994

 4.2        By-Laws of the Company           3.2 to the Company's Annual
                                             Report on Form 10-K for the
                                             fiscal year ended September 30,
                                             1992


 4.3        Amended and Restated             1.1 to the Company's Form
            Rights Agreement, dated          8-A, dated December 30, 1994
            as of September 28, 1994
            between the Company and
            First Interstate Bank
            of California

 99         MicroAge, Inc. 1995              Appendix B to the Company's
            Associate Stock Purchase Plan    Proxy Statement for the Annual
                                             Meeting of Stockholders of the
                                             Company held March 15, 1995

Item 9.     Undertakings

            The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus  required by Section 10(a)(3)
                  of the Securities Act of 1933 (the "1933 Act");

                     (ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on April 28, 1995.


                                 MICROAGE, INC.



                                 By:  Jeffrey D. McKeever
                                      -------------------------------------
                                      Jeffrey D. McKeever
                                      Chairman of the Board
                                      and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Jeffrey D. McKeever and James R. Daniel, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments to this registration statement.

         Signature                    Title                     Date
         ---------                    -----                     ----


By: Jeffrey D. McKeever               Director, Chairman        April 28, 1995
   ------------------------           of the Board, Chief
   Jeffrey D. McKeever                Executive Officer
                                      (Principal Executive
                                      Officer)



By: Alan P. Hald                      Director, Vice-           April 28, 1995
   -----------------------            Chairman of the
   Alan P. Hald                       Board, and Secretary



By: William H. Mallender              Director                  April 28, 1995
   ------------------------
   William H. Mallender


By: Steven G. Mihaylo                 Director                  April 28, 1995
   ------------------------
   Steven G. Mihaylo


By: Fred Israel                      Director                  April 28, 1995
   ------------------------
   Fred Israel


By: Keiichi Eguchi                   Director                  April 28, 1995
   ------------------------
   Keiichi Eguchi


By: James R. Daniel                   Senior Vice               April 28, 1995
   ------------------------           President and
   James R. Daniel                    Chief Financial
                                      Officer (Principal
                                      Financial Officer)


By: Raymond L. Storck                 Vice President-           April 28, 1995
   ------------------------           Controller and
   Raymond L. Storck                  Assistant Treasurer
                                      (Principal
                                      Accounting Officer)

                                INDEX TO EXHIBITS


                                                    Page in Sequential Numbering
                                                    System in Manually
                                                    Signed Original on Which
Exhibit No.             Description                 Exhibits May Be Found
- -----------             -----------                 ----------------------------

 4.1                   Restated Certificate         (Incorporated  by  reference
                       of Incorporation of          to   Exhibit   3.1   to  the
                       the Company                  Company's  Quarterly  Report
                                                    on Form 10-Q for the  fiscal
                                                    quarter ended May 1, 1994)

 4.2                   By-Laws of the Company      (Incorporated  by   reference
                                                    to   Exhibit   3.2   to  the
                                                    Company's  Annual  Report on
                                                    Form  10-K  for  the  fiscal
                                                    year  ended   September  30,
                                                    1992)


 4.3                   Amended and Restated         (Incorporated  by  reference
                       Rights Agreement dated       to   Exhibit   1.1   to  the
                       as of September 28,          Company's  Form  8-A,  dated
                       1994, between the            December 30, 1994)
                       Company and First
                       Interstate Bank of
                       California

 5                     Opinion of Snell &           10
                       Wilmer

23.1                   Consent of Price             11
                       Waterhouse

23.2                   Consent of Snell &                   ---
                       Wilmer (included in
                       Exhibit 5)

24                     Power of Attorney                    ---
                       (included in signature
                       page)

99                     MicroAge, Inc. 1995          (Incorporated  by  reference
                       Associate Stock              to   Appendix   B   to   the
                       Purchase Plan                Company's   Proxy  Statement
                                                    for the  Annual  Meeting  of
                                                    Stockholders  of the Company
                                                    held March 15, 1995)

99.1                   First Amendment To The       12
                       MicroAge, Inc. 1995
                       Associate Stock Purchase
                       Plan